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                                                                     Exhibit 5.1

                         [VENTURE LAW GROUP LETTERHEAD]

                                  July 6,1999

Brio Technology, Inc.
3460 West Bayshore Road
Palo Alto, CA 94303

  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission (the "Commission") on July , 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of that certain number of shares of your Common Stock (the "Shares") to be issued as a result of the transaction contemplated by that certain Agreement and Plan of Merger dated as of February 23, 1999 among you, Socrates Acquisition Corporation and SQRIBE Technologies Corp. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares.

  It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

  We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus/proxy statement constituting a part thereof, and in any amendment thereto.

                                          Very truly yours,

                                          /s/ Venture Law Group
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                                          Venture Law Group